Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Tom Tran	Mitch Seigle
408-433-8105	408-954-3225
tom.tran@lsi.com	mitch.seigle@lsi.com
cc06-73
LSI LOGIC REPORTS THIRD QUARTER RESULTS
17% Year-Over-Year Revenue Growth in Storage
Third Quarter 2006 News Release Summary
■ Revenues of $493 million
■ GAAP* net income of 11 cents per diluted share
■ Non-GAAP** net income of 16 cents per diluted share
■ Cash and short-term investments of $1.3 billion
Fourth Quarter 2006 Business Outlook
■ Projected revenues of $500 million to $525 million
■ GAAP* net income range of 10 – 13 cents per diluted share
■ Non-GAAP** net income in the range of 15 – 18 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes acquisition-related amortization, restructuring and other special items, and stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.

MILPITAS, Calif., October 25, 2006 – LSI Logic Corporation (NYSE: LSI) today reported third quarter 2006 revenues of $493 million, a 2% increase year-over-year compared to the $482 million reported in the third quarter of 2005, and up 1% sequentially compared to the $490 million reported in the second quarter of 2006.
Third quarter 2006 GAAP* net income was $44 million or 11 cents per diluted share, compared to third quarter 2005 GAAP net loss of $73 million or 19 cents loss per diluted share. Third quarter 2006 GAAP results compare to second quarter 2006 GAAP net income of $54 million or 13 cents per diluted share. Third quarter GAAP net income included $11 million of stock-based compensation expense and a net charge of $10 million from special items, acquisition-related amortization, restructuring and their related tax effect.
Third quarter 2006 non-GAAP** net income was $65 million or 16 cents per diluted share, an increase of 43% compared to third quarter 2005 non-GAAP net income of $45 million or 11 cents per diluted share. Second quarter non-GAAP 2006 net income was $57 million or 14 cents per diluted share.
Cash and short-term investments grew 6% sequentially to $1.3 billion, from $1.2 billion in the second quarter and up 50% from the year-ago period.
“Revenues increased modestly during the quarter, with strong growth in storage semiconductors partially offset by expected lower demand for our portable media player products,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “Total storage revenues were 17% higher than the year-ago period, fueled in part by increasing demand for SAS-enabled storage solutions. We further strengthened investments in our storage business, entering into a definitive agreement to acquire StoreAge Networking Technologies, a privately held maker of storage management applications software.”
“Higher gross margins and improved operating performance contributed to solid third quarter results, with net income significantly exceeding guidance,” said Bryon Look, LSI Logic chief financial officer. “SG&A expenditures as compared to second quarter 2006 declined on both a percentage and an absolute basis. Our balance sheet also strengthened, with a $68 million increase in cash and short-term investments.”

LSI Logic Fourth Quarter 2006 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$500 million to $525 million		$500 million to $525 million
Gross Margin	43.0 – 44.0%	Approximately $2 million	43.5 – 44.5%
Operating Expenses	$177 million to $181 million	Approximately $22 million	$155 million to $159 million
Net Other Income	$5 million		$5 million
Tax Provision	Approximately $3 million	Approximately ($4 million)	Approximately $7 million
Net Income Per Share	$0.10 to $0.13	Approximately ($0.05)	$0.15 to $0.18
Diluted Share Count	409 million		432 million
Capital spending is projected to be around $8 million in the fourth quarter and approximately $45 million in total for 2006.
Fourth quarter depreciation and software amortization is expected to be approximately $13 million.

*	Generally Accepted Accounting Principles.

**	Excludes special items defined as acquisition-related amortization, restructuring and other special items, and approximately $12.1 million in stock-based compensation expense. The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.
NOTE: The Company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Fourth Quarter 2006 Business Outlook section of this news release.

LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 pm PDT to discuss third quarter financial results and the fourth quarter 2006 business outlook. The number is 1-303-262-2191. Internet users can access the conference call at http://www.lsi.com/investors. A replay of the call will be available today at approximately 5 pm PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11073169#.
Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the fourth quarter of 2006, projected GAAP net income for the fourth quarter of 2006, projected non-GAAP net income for the fourth quarter of 2006, projected capital spending in the fourth quarter of 2006 and for the year and expected fourth quarter of 2006 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income, tax provisions, net income per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand; the company’s inability to achieve revenue objectives; the company’s inability to meet financial targets and failure to execute on its financial plan; the company’s inability to generate positive operating cash flow or control operating expenses; and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K. LSI Logic is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About LSI Logic
LSI Logic Corporation is a leading provider of silicon-to-systems solutions that are used at the core of products that create, store and consume digital information. LSI offers a broad portfolio of capabilities including custom and standard product ICs, host bus and RAID adapters, storage area network solutions and software applications. LSI products enable leading technology companies in the Storage and Consumer markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005
Revenues	$492,978	$489,635	$481,716	$1,458,497	$1,413,015

Cost of revenues	276,725	277,970	271,511	824,565	800,782
Stock-based compensation expense*	1,719	2,458	186	5,702	511

Total cost of revenues	278,444	280,428	271,697	830,267	801,293

Gross profit	214,534	209,207	210,019	628,230	611,722

Research and development	98,625	95,719	100,524	292,096	299,420
Stock-based compensation expense*	3,908	4,643	503	13,073	1,908

Total research and development	102,533	100,362	101,027	305,169	301,328

Selling, general and administrative	54,878	58,439	58,342	176,411	176,354
Stock-based compensation expense*	5,398	6,197	624	17,379	1,521

Total selling, general and administrative	60,276	64,636	58,966	193,790	177,875

Restructuring of operations and other items, net	2,614	(21,648)	99,986	(13,384)	108,675
Amortization of acquisition related intangibles	6,436	10,801	15,693	28,453	50,919

Income/(loss) from operations	42,675	55,056	(65,653)	114,202	(27,075)

Interest expense	(6,556)	(6,428)	(6,058)	(19,314)	(19,088)
Interest income and other, net	13,066	10,319	4,567	32,912	21,500

Income/(loss) before income taxes	49,185	58,947	(67,144)	127,800	(24,663)
Provision for income taxes	5,575	5,100	6,250	17,175	18,750

Net income/(loss)	$43,610	$53,847	$(73,394)	$110,625	$(43,413)

Income/(loss) per share:
Basic	$0.11	$0.14	$(0.19)	$0.28	$(0.11)

Diluted	$0.11	$0.13	$(0.19)	$0.27	$(0.11)

Shares used in computing per share amounts:
Basic	399,613	397,790	391,017	397,408	389,247

Diluted	403,715	405,613	391,017	403,779	389,247

*	The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006, using the modified prospective transition method.
A reconciliation between net income on a GAAP basis and non-GAAP net income including items a)-i) is provided in the following table:

	Three Months Ended			Nine Months Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
Reconciliation of GAAP to Non-GAAP net income:	2006	2006	2005	2006	2005
GAAP net income/(loss)	$43,610	$53,847	$(73,394)	$110,625	$(43,413)

Special items:
a) Stock-based compensation expense — Cost of revenues	1,719	2,458	186	5,702	511
b) Stock-based compensation expense — R&D	3,908	4,643	503	13,073	1,908
c) Stock-based compensation expense — SG&A	5,398	6,197	624	17,379	1,521
d) Amortization of acquisition related intangibles	6,436	10,801	15,693	28,453	50,919
e) Restructuring of operations and other items, net	2,614	(21,648)	99,986	(13,384)	108,675
f) Gain on sale of certain equity securities	(787)	—	—	(2,216)	(2,358)
g) Gain on repurchase of convertible Subordinated Notes	—	—	—	—	(4,123)
h) Loss on impairment on certain equity securities	—	—	1,487	—	1,487
i) Income tax effect	1,738	453	—	1,421	—

Total special items	21,026	2,904	118,479	50,428	158,540

Non-GAAP net income	$64,636	$56,751	$45,085	$161,053	$115,127

Non-GAAP income per share:
Basic	$0.16	$0.14	$0.12	$0.41	$0.30

Diluted**	$0.16	$0.14	$0.11	$0.40	$0.29

Shares used in computing Non-GAAP per share amounts:
Basic	399,613	397,790	391,017	397,408	389,247

Diluted	431,713	435,312	402,664	406,791	395,406

**	In computing diluted earnings per share for the three month period ended October 1, 2006 and July 2, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents, respectively.

	Three Months Ended			Nine Months Ended
Reconciliation of shares used in the calculation of GAAP to	October 1,	July 2,	October 2,	October 1,	October 2,
Non-GAAP diluted net income per share:	2006	2006	2005	2006	2005
Diluted shares used in per-share calculation — GAAP	403,715	405,613	391,017	403,779	389,247
Effect of SFAS (R)	1,918	3,619	—	3,012	—
Effect of dilutive common stock equivalents	—	—	11,647	—	6,159
Effect of $350 million convertible notes considered dilutive**	26,080	26,080	—	—	—

Diluted shares used in per-share calculation — Non-GAAP	431,713	435,312	402,664	406,791	395,406

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	October 1,	July 2,	December 31,
	2006	2006	2005
Assets

Current assets:
Cash and short-term investments	$1,268.1	$1,200.6	$938.9
Accounts receivable, net	320.3	310.8	323.3
Inventories	183.7	173.8	194.8
Prepaid expenses and other current assets	64.0	85.6	163.1

Total current assets	1,836.1	1,770.8	1,620.1

Property and equipment, net	83.3	94.1	98.3
Goodwill and other intangibles	941.4	949.1	974.5
Other assets	118.1	108.0	103.2

Total assets	$2,978.9	$2,922.0	$2,796.1

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$470.2	$482.9	$468.9
Current portion of long-term debt	272.0	272.6	273.9

Total current liabilities	742.2	755.5	742.8

Long-term debt	350.0	350.0	350.0
Tax related liabilities and other	82.5	73.5	75.1

Total liabilities	1,174.7	1,179.0	1,167.9

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	3,070.2	3,055.4	3,000.0
Accumulated deficit	(1,279.3)	(1,322.9)	(1,389.9)
Accumulated other comprehensive income	13.1	10.3	17.9

Total stockholders’ equity	1,804.0	1,742.8	1,628.0

Total liabilities and stockholders’ equity	$2,978.9	$2,922.0	$2,796.1

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005
Operating Activities:
Net income/(loss)	$43,610	$53,847	$(73,394)	$110,625	$(43,413)
Adjustments:
Depreciation & amortization *	17,527	22,831	38,175	65,693	120,468
Stock-based compensation expense	11,025	13,298	1,313	36,154	3,940
Non-cash restructuring and other items	173	209	85,311	(2,576)	86,661
Gain on sale of intellectual property	—	(15,000)	—	(15,000)	—
Gain on sale of Gresham manufacturing facility and associated intellectual property	—	(12,553)	—	(12,553)	—
Write-off of intangible assets acquired in a purchase business combination	—	3,325	—	3,325	—
Non-cash foreign exchange (gain)/loss	(941)	1,057	—	(472)	—
(Gain)/loss on sale of equity securities/ loss on write-down	(787)	218	1,487	(1,998)	(824)
Gain on repurchase of Convertible Subordinated Notes	—	—	—	—	(4,123)
(Gain)/loss on sales of property and equipment	(240)	(5)	(88)	(245)	(91)
Changes in deferred tax assets and liabilities	4	23	58	24	112

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(9,460)	(44,366)	(13,615)	3,063	(26,468)
Inventories	(10,148)	8,613	(3,393)	7,158	29,767
Prepaid expenses and other assets	(7,403)	(15,381)	6,070	(13,380)	(2,090)
Accounts payable	(9,904)	31,751	8,496	(1,161)	6,118
Accrued and other liabilities	13,303	1,575	27,120	17,104	26,627

Net cash provided by operating activities	46,759	49,442	77,540	195,761	196,684

Investing activities:
Purchases of debt securities available-for-sale	(116,196)	(216,019)	(134,708)	(498,408)	(397,240)
Proceeds from maturities and sales of debt securities available-for-sale	96,494	97,747	82,045	302,407	365,228
Purchases of equity securities	(3,000)	(5,000)	—	(8,150)	—
Proceeds from sales of equity securities	2,511	2,026	—	6,092	3,871
Purchases of property, equipment and software	(15,587)	(12,679)	(15,906)	(44,244)	(35,326)
Proceeds from sale of property and equipment	49	40	184	89	3,399
Proceeds from sale of intellectual property	7,670	15,000	—	22,670	—
Proceeds from sale of Fort Collins facility	—	10,998	—	10,998	—
Proceeds from sale of Colorado Springs facility	—	7,029	—	7,029	—
Proceeds from sale of Gresham manufacturing facility	15,000	81,426	—	96,426	—
Proceeds from sale of Gresham manufacturing facility associated intellectual property	—	5,100	—	5,100	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	1,373	—	—	1,373	7,662

Net cash used in investing activities	(11,686)	(14,332)	(68,385)	(98,618)	(52,406)

Financing activities:
Issuance of common stock	3,868	20,149	7,247	36,005	20,073
Repurchase of Convertible Subordinated Notes	—	—	—	—	(148,126)
Repayment of debt obligations	—	—	—	—	(129)

Net cash provided by/(used in) financing activities	3,868	20,149	7,247	36,005	(128,182)

Effect of exchange rate changes on cash and cash equivalents	15	365	(2,204)	613	(9,165)

Increase in cash and cash equivalents	38,956	55,624	14,198	133,761	6,931

Cash and cash equivalents at beginning of period	359,454	303,830	211,456	264,649	218,723

Cash and cash equivalents at end of period	$398,410	$359,454	$225,654	$398,410	$225,654

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	October 1,	July 2,	October 2,
	2006	2006	2005
Semiconductor revenues	$313.3	$307.4	$311.7
Storage Systems revenues	$179.7	$182.2	$170.0
Total revenues	$493.0	$489.6	$481.7
Percentage change in revenues-qtr./qtr. (a)	0.7%	2.9%	0.1%
Percentage change in revenues-yr./yr. (b)	2.3%	1.7%	26.7%

Days sales outstanding	58	57	56
Days of inventory	59	56	63
Current ratio	2.5	2.3	3.5
Quick ratio	2.1	2.0	2.7

Gross margin as a percentage of revenues	43.5%	42.7%	43.6%
R&D as a percentage of revenues	20.8%	20.5%	20.9%
SG&A as a percentage of revenues	12.2%	13.2%	12.1%

Employees (c)	3,884	3,867	4,415
Revenues per employee (in thousands) (d)	$507.7	$506.5	$436.4

Selected Cash Flow information
Purchases of property and equipment (e)	$6.0	$7.6	$14.8
Depreciation / amortization (f)	$10.5	$10.8	$20.6

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.